UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

April 9, 2026

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 9, 2026, New Era Energy & Digital, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten public offering of 29,850,746 shares of its common stock, par value $0.0001 per share (“Common Stock”), at a price to the public of $3.35 per share, pursuant to a registration statement on Form S-3 (File No. 333-292892) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 23, 2026 and declared effective on January 30, 2026, including the prospectus forming a part of the Registration Statement, and a preliminary prospectus supplement, which was filed with the Commission on April 8, 2026. A copy of the press release announcing the pricing of the Offering (as defined below) is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 8.01 Other Events.

On April 9, 2026, the Company and Northland Securities, Inc., as representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth therein, 29,850,746 shares of Common Stock (the “Offering”) at the public offering price less underwriting discounts and commissions.

The material terms of the Offering are described in the prospectus supplement, dated April 9, 2026 (the “Prospectus”), to be filed by the Company with the Commission on or around April 9, 2026, pursuant to Rule 424(b) under the Securities Act.

As described in the Prospectus, the Company expects to receive net proceeds from the Offering of approximately $93.4 million and intends to use the net proceeds of the Offering to repay all outstanding borrowings under its senior secured convertible promissory note (the “Convertible Note”) with SharonAI, Inc. (“SharonAI”) and the remainder, if any, for general corporate purposes. The Convertible Note was incurred as part of the acquisition consideration under the previously announced Membership Interest Purchase Agreement, dated as of January 16, 2026, with SharonAI and matures on June 30, 2026 and has an interest rate of 10% per annum.

Further, pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase, at the public offering price less underwriting discounts, up to 4,477,611 additional shares of Common Stock and has agreed not to sell, transfer or otherwise dispose of any shares of Common Stock for a period beginning from the date of the Underwriting Agreement and ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriters, subject to certain exceptions.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

A copy of the legal opinion of Anthony, Linder & Cacomanolis, PLLC relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT	DESCRIPTION
1.1	Underwriting Agreement, dated as of April 9, 2026, by and between New Era Energy & Digital, Inc. and Northland Securities, Inc., as representative of the several underwriters named in Schedule I thereto
5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC
23.1	Consent of Anthony, Linder & Cacomanolis, PLLC (included as part of Exhibit 5.1 hereto).
99.1	Press Release, dated April 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.

Date: April 10, 2026	By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer

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